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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-3-3040 and Amendment No. 3 to Registration Statement Nos. 333-67579, 333-67581, 333-67581-01, 333-67581-02, 333-67581-03, and 333-67581-04 on Form
S-3 and Registration Statement Nos. 33-3-3042, 33-3-3044 and 333-27987 on Form S-8 of UnionBanCal Corporation of our report dated February 2, 1999 appearing in this Form 8-K of UnionBanCal Corporation.



San Francisco, California
February 4, 1999